EX-99.h.5

                            JNLNY VARIABLE FUND I LLC

                            TRANSFER AGENCY AGREEMENT


     AGREEMENT  made as of this  16th day of May,  2002,  by and  between  JNLNY
Variable Fund I LLC, a Delaware limited liability corporation (the "Variable Fund"), and Jackson National Asset Management, LLC, a Michigan limited liability corporation ("JNAM").


                                   WITNESSETH

     WHEREAS, the Variable Fund is an open-end, management company registered under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Variable Fund is empowered to issue units of beneficial interest ("Units") in separate series ("Series"), each such Series, pursuant to
Section 18(f)(2) of the 1940 Act, being preferred over all other Series in respect of the assets specifically allocated to such Series; and

     WHEREAS, the Variable Fund presently intends to offer to insurance company separate accounts and certain qualified retirement plans Units of 12 Series of the Variable Fund, listed in Exhibit A, (the "Current Portfolios") but may create additional Series from time to time; and

     WHEREAS, the Variable Fund desires to retain JNAM to render the transfer agency and other services contemplated hereby with respect to each Series of Units and the owners of record thereof ("Unitholders") and JNAM is willing to render such services.

     NOW, THEREFORE, in consideration of the premises and mutual convenants hereinafter set forth, the parties hereto agree as follows:

     1. Appointment. The Variable Fund hereby appoints JNAM to provide the transfer agency and other services contemplated hereby with respect to each Series of Units and Unitholders for the periods and on the terms set forth. JNAM accepts such appointment and agrees to render such transfer agency and other services for the compensation herein provided.

     2. Duties to JNAM. JNAM will act as transfer agent with respect to each Series of Units, provide information in connection with the Variable Fund's preparation of various regulatory reports and prepare reports to the Managers and management of the Variable Fund. In this connection, JNAM, subject to
Section 3 below, shall perform the following services (as may be from time to time further specified in or modified by Exhibit A attached hereto by mutual written consent of the parties):

          (a) process purchase orders and redemption requests from Unitholders, furnish confirmations and disburse redemption proceeds;

          (b)  act as the income disbursing agent of the Variable Fund;

          (c)  provide periodic statements of account to each Unitholder;

          (d)  furnish necessary office space, facilities and personnel;

          (e) maintain all records relating to its activities and obligations under this Agreement in such manner as will enable the Variable Fund and JNAM to meet their respective obligations under: (i) the current prospectus; (ii) the 1940 Act, particularly Sections 30 and 31 thereof, and the rules and regulations thereunder; (iii) applicable Federal and state tax laws; and (iv) any other law or administrative rule or procedure which may be applicable to the Variable Fund or JNAM. JNAM shall preserve all records and other data created and maintained pursuant to this Agreement in accordance with Instructions from the Variable Fund;

          (f) prepare and file with the Internal Revenue Service and with the appropriate state agencies, and mail to the Unitholders of record, such returns for reporting, and information as to the Federal income tax consequences of, dividends and distributions paid, created or withheld as are required on the part of the Variable Fund or JNAM by the current prospectus or applicable law or regulation to be so filed and mailed. Without limiting the generality of the foregoing, such returns and information shall be prepared in conformity with such Instructions, if any, from the Variable Fund as may be given to JNAM from time to time, and;

          (g) render to the Variable Fund such periodic and special reports as it may reasonably request.

     3. Subcontracting. Upon written consent of the Variable Fund, JNAM may subcontract certain obligations hereunder. JNAM shall remain responsible on a primary basis to the Variable Fund for the timely and proper performance of such obligations in accordance with the terms of this Agreement.

     4. Fees and Expenses. For the services provided and the expenses assumed by JNAM pursuant to this Agreement, the Variable Fund will pay JNAM through the Advisory Fee.


     5. Duration and Termination.

          a. Subject to the provisions hereinafter set forth, this Agreement shall commence on the date hereof and shall continue in force and effect until terminated by either party by giving to the other party written notice at least ninety (90) days in advance.

          b. If either of the parties hereto shall breach this Agreement or be in default in the performance of any of its duties and obligations hereunder, the non-defaulting party may give written notice thereof to the defaulting party and if such default or breach shall not have been remedied within thirty (30) days after such written notice is given, then the party giving such written notice may terminate this Agreement at the end of such thirty
               (30) day period. Termination of this Agreement by one party by reason of default or breach of the other party shall not constitute a waiver by the terminating party of any other rights it might have under this Agreement against the other party, including without limitation rights with reference to services performed or not performed prior to such terminating or rights of JNAM to be reimbursed for out-of-pocket expenditures or equipment or communication circuit termination fees, if any.

          c. If this Agreement is terminated for any reason, JNAM will act in good faith to cooperate in an orderly transition to a successor transfer agent or in an orderly termination of the operations of the Variable Fund, as the case may be.

     6. Representations, Warranties and Covenants.

          a. JNAM represents and warrants to the Variable Fund, and covenants to the Variable Fund for the duration of this Agreement, as follows:

               (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Michigan;

               (ii) It is empowered under applicable laws and regulations and by its Operating Agreement to enter into and perform the services contemplated in this Agreement;

               (iii)All  requisite  proceedings  have been taken to authorize it to enter into and perform this Agreement;

               (iv) It has and will  continue to have and maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

               (v) It has obtained all federal and state regulatory approvals, authorizations and licenses required to perform its duties and obligations under this Agreement and will keep current such approvals, authorizations and licenses; and

               (vi) Various procedures and systems which it has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Variable Fund's records and other data and JNAM's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder.

          b. The Variable Fund represents and warrants to JNAM, and covenants to JNAM for the duration of this Agreement, as follows:

               (i) It is a limited liability company duly organized under the laws of the State of Delaware;

               (ii) It is, and at all times relevant hereto will continue to be,
                    an  open-end   management   company   registered  under  the
                    Investment Company Act of 1940:

               (iii)A  registration  statement  under the Securities Act of 1933 has been declared effective by the Securities and Exchange Commission and will remain effective at all time relevant hereto, and, if necessary, appropriate state securities laws filings will have been made and will continue to be made at all times relevant hereto; and

               (iv) It is empowered under applicable laws and regulations and by its Operating Agreement to enter into and perform this Agreement; and all requisite proceedings have been taken to authorize it to enter into and perform under this Agreement.

     7. Instructions.

          a. JNAM shall be deemed to have received Instructions (as that term is used herein) upon receipt of written instructions (including receipt by facsimile), which may be continuing instructions, signed by one or more persons the Managers shall have from time to time authorized to give the particular class of Instructions in question. Different persons may be authorized to give Instructions for different purposes, and Instructions may be general or specific in terms. A certified copy of a bylaw, resolution or action of the Managers of the Variable Fund may be received and accepted by JNAM as conclusive evidence of the authority of any such persons to act and may be considered to be in full force and effect until receipt of written notice (or oral notice followed by written confirmation within seven days) to the contrary.

          b. One or more designated persons may be authorized to issue oral (such term as used herein including, without limitation, telephoned) instructions, specifying the type or types of instructions that may be so issued, in which case the Variable Fund shall deliver to JNAM resolutions of the Managers to such effect. Such oral instructions shall promptly be confirmed in writing to JNAM. Such instructions when given in accordance with the provisions hereof and with such resolutions shall be deemed Instructions hereunder. In the case of conflict between oral
               Instructions given by a person designated in the resolution of the Managers referred to in the first sentence of this subparagraph (b) and any written Instructions, the Instructions most recently received by JNAM shall prevail following such receipt, and in case of conflict between oral Instructions given by a person designated in such resolution and any written confirmation or purported confirmation of oral Instructions, such written confirmation or purported confirmation shall prevail following receipt thereof by JNAM; provided that any transaction initiated by JNAM pursuant to such oral Instructions, may, but need not, be completed by JNAM notwithstanding JNAM's receipt of conflicting subsequent Instructions hereunder or written confirmation or purported confirmation of oral Instructions hereunder subsequent to JNAM's initiation of such transaction.

          8. Status of JNAM as Independent Contractor. JNAM shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Managers of the Variable Fund from time to time, have no authority to act for or represent the Variable Fund in any way or otherwise be deemed an agent of the Variable Fund.

          9. Managers, Officer and Unitholder Liability. This Agreement is executed by or on behalf of the Variable Fund and the obligations hereunder are not binding upon any of the Managers, Officers or Unitholders of the Variable Fund individually but are binding only upon the Variable Fund and its assets and property. All obligations of the Variable Fund under this Agreement shall apply only on a Series by Series basis, and the assets of one Series shall be liable for the obligations of another Series.

          10. Indemnification.

               a. JNAM shall not be responsible for, and the Variable Fund shall indemnify and hold JNAM harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability which may be asserted against JNAM or for which JNAM may be held to be liable, arising out of or attributable to:

                    (i) All actions of JNAM required to be taken by it pursuant to this Agreement provided that JNAM has not acted in bad faith, gross negligence or willful misconduct;

                    (ii) The Variable  Fund's  refusal or failure to comply with the terms of this Agreement, the Variable Fund's gross negligence or willful misconduct, or the breach of any representation or warranty of the Variable Fund hereunder;

                    (iii)The good faith  reliance  on, or the  carrying  out of, any written or oral Instructions or requests of persons designated pursuant to Section 7 hereof as persons who are authorized to give instruction on behalf of the Variable Fund, or representatives of the Variable Fund's investment adviser or sponsor, or JNAM's good faith reliance on, or use of, information, data, records and documents received them, or which have been prepared and/or maintained by the Variable Fund, its investment adviser or sponsor;

                    (iv) Any non-payment for Unit orders previously entered;

                    (v) The offer or sale of the Variable Fund's Units in violation of any requirement under federal securities laws or regulations or the securities laws or regulations of any state or in violation of any stop order or other determination or ruling by any federal agency or state with respect to the offer or sale of such Units in such state;

                    (vi) The Variable  Fund's  errors and mistakes in the use of any information provided by JNAM;

                    (vii)Errors,  inaccuracies  and  omissions  in,  or  errors, inaccuracies or omissions of JNAM arising out of or resulting from such errors, inaccuracies and omissions in, the Variable Fund's records, Unitholders and other records, delivered to JNAM hereunder by the Variable Fund or its agent(s); and

                    (viii) The  condition of any  endorsements,  markings or the like on any redemption order or other writing submitted by any Unitholder or other person or entity in connection with JNAM's duties hereunder, provided that notwithstanding the foregoing JNAM shall be responsible for losses arising out of the forgery on a redemption order or other written redemption request of the signature of the Unitholder whose Units are sought to be redeemed if by only if: (A) such losses resulted from and no losses would have occurred if not for JNAM's own bad faith, gross negligence or willful misconduct; (B) the particular Unitholder or the Variable Fund notifies JNAM in writing of such forgery or the suspicion thereof within fifteen (15) days after JNAM sends the monthly statement on which the item first appears to the Unitholder and the Variable Fund;
                         (C) the Variable Fund and the Unitholder have themselves acted in good faith and exercised reasonable care in connection with such redemption order in all respects; and (D) prior to JNAM's processing of such redemption order JNAM has been furnished with a current, legible signature card (or mutually agreed upon substitute therefor) for such Unitholder.

               b. JNAM shall indemnify and hold the Variable Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of JNAM's failure to comply with the terms of this Agreement or arising out of or attributable to JNAM's bad faith, gross negligence or willful misconduct or breach of any representation or warranty of JNAM hereunder.

               c. At any time JNAM may apply to any person authorized pursuant to Section 7 hereof for instructions, and may, with the prior consent of the Variable Fund, consult with legal counsel for the Variable Fund, its investment adviser or sponsor, or with JNAM's own legal counsel, all at the expense of the Variable Fund, with respect to any matter arising in connection with the services to be performed by JNAM under this Agreement, and JNAM shall not be liable and shall be indemnified by the Variable Fund for any action taken or omitted by it in good faith in reliance upon such instructions or upon the opinion of such counsel. JNAM shall be protected and indemnified in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by any person or persons whom JNAM reasonably believes to have been authorized to represent the Variable Fund and shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Variable Fund. JNAM shall also be protected and indemnified in recognizing stock certificates which JNAM reasonably believes to bear the proper manual or facsimile signatures of the officers of the Variable Fund, and proper counter signature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

               d. In the event that either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, failure or damage of primary and secondary equipment, utility or transmission facilities resulting from circumstances beyond the control of such party, or other causes reasonably beyond its control, such party shall be liable for damages to the other resulting from such failure to perform, provided that each party shall in all cases fully cooperate with the other and take such measures as may be reasonably requested so as to enable the Variable Fund to continue operations.

               e. Each party shall promptly notify the other in writing of any situation which presents or appears to involve a claim which may be subject to indemnification hereunder and the indemnifying party shall have the option to defend against any such claim. In the event the indemnifying party so elects, it will notify the indemnified party and shall assume the defense of such claim, and the indemnified party shall cooperate fully with the indemnifying party, at the indemnifying party's expense, in the defense of such claim. Notwithstanding the foregoing, the indemnified party shall be entitled to participate in the defense of such claim at its own expense through counsel of its own choosing. Neither party shall confess any claim nor make any compromise in any action or proceeding in which the other party shall be named or for which indemnification may be sought under this Agreement without the other party's prior written consent.

               f. IN NO EVENT AND UNDER NO CIRCUMSTANCES SHALL EITHER PARTY TO THIS AGREEMENT, OR EITHER PARTY'S DIRECTORS OR MANAGERS, OFFICERS EMPLOYEES OR AGENTS, BE LIABLE TO ANYONE INCLUDING, WITHOUT LIMITATION, THE OTHER PARTY OR SUCH OTHER PARTY'S DIRECTORS OR VARIABLE FUNDEES, OFFICERS, EMPLOYEES OR AGENTS, FOR CONSEQUENTIAL DAMAGES FOR ANY ACT OR FAILURE TO ACT UNDER ANY PROVISION OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

          11. Books, Records and Other Proprietary Information.

               a. As required by Section 31 of the Investment Company Act of 1940 and Rules thereunder, JNAM agrees that all records maintained by JNAM relating to the services to be performed by JNAM under this Agreement are the property of the Variable Fund and will be preserved and will be surrendered promptly to the Variable Fund or made available for inspection by persons designated by the Variable Fund on request.

               b. JNAM and the Variable Fund agree that all books, records, information and data pertaining to the business of the other party or relating to the design, structure or operation of any computer systems which are exchanged or received or disclosed pursuant to the negotiation of and the carrying out of this Agreement (including Proprietary Information, as defined in Subsection c below) are and shall remain confidential, and shall be voluntarily disclosed to any other person without the written consent of the other. Upon termination of this Agreement, each party shall return to the other all such books, records and written information and data pertaining to the business of the other. JNAM shall notify the Variable Fund of any request or demand to inspect the records of the Variable Fund and will act upon the instructions of the Variable Fund as to permitting or refusing such inspection, except where otherwise required by law.

               c. The Variable Fund acknowledges that any software programs, supporting documentation or procedures relating to or making up any system developed by JNAM in connection with the services provided by JNAM hereunder "Proprietary Information") are confidential and are proprietary to and trade secrets of JNAM and that any unauthorized use, misuse, disclosure or taking of any Proprietary Information residing or existing internal or external to a computer, computer system or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system or computer network, may be subject to civil liabilities and criminal penalties under applicable state law. The Variable Fund will, and will cause its investment adviser and sponsor to, so advise each of their employees and agents who have access to any Proprietary Information or to any computer equipment capable of accessing the same. The Variable Fund further agrees that it, its investment adviser and sponsor will use and employ the Proprietary Information in accordance with the procedures set forth in the reference manuals delivered thereto, each of the foregoing shall utilize the control procedures set forth and described therein, and each of the foregoing shall verify promptly reports received through use of the Proprietary Information.

     12. Notice. Without limiting the other provisions hereof, notices and other writings delivered or mailed postage prepaid as follows: (a) if to the Variable Fund, to 1 Corporate Way, Lansing, Michigan 48951, attention: Susan S. Rhee; (b) if to JNAM, to 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606,
Attention: Mark D. Nerud; or (c) to such other address as the Variable Fund or JNAM may hereafter specify by written notice to the most recent address specified by the party to whom such notice is addressed, shall be deemed to have been properly delivered or given hereunder to the respective addresses.

     13. Forum. THE VARIABLE FUND IRREVOCABLY AGREES THAT, SUBJECT TO THE AGENT'S SOLE AND ABSOLUTE ELECTION, ALL SUITS, ACTIONS OR OTHER PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM CONNECTION HEREWITH SHALL BE SUBJECT TO LITIGATION IN COURTS HAVING SITUS WITHIN THE STATE OF MICHIGAN. THE VARIABLE FUND HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE. THE VARIABLE FUND HEREBY WAIVES ANY RIGHT IT MAY HAVE TO REQUEST OR DEMAND TRIAL BY JURY, TO TRANSFER OR CHANGE THE VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT AGAINST THE VARIABLE FUND BY JNAM IN ACCORDANCE WITH THIS SECTION, OR TO CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE VARIABLE FUND ACKNOWLEDGES THAT ITS WAIVER OF JNAM TO ENTER INTO THIS AGREEMENT.

     14. Miscellaneous. The Operating Agreement of Variable Fund as amended is on file with the Secretary of The State of Delaware. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time. This Agreement shall be construed in accordance with the laws of the State of Michigan (except as to paragraph 9 hereof which shall be construed in accordance with the laws of the State of Delaware) and, subject to the other provisions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written consent of the other. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written. This Agreement (including any exhibits or schedules hereto) may not be amended except by written instrument executed by both parties, and any such amendment which increases or otherwise alters JNAM's duties or obligations shall not apply to any transaction or matter arising or occurring prior to such amendment.

     IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:                                     JNLNY VARIABLE FUND I LLC


___________________________                 By:______________________________
                                                 Mark D. Nerud

                                            As Its Vice President & Assistant
                                            Treasurer

ATTEST:                                     JACKSON NATIONAL ASSET
                                            MANAGEMENT, LLC

___________________________                 By:______________________________
                                                 Susan S. Rhee

                                            As Its  Secretary

                                    EXHIBIT A

First Trust/JNL the Dow(SM) Target 5 Fund
First Trust/JNL the Dow(SM) Target 10
Fund First Trust/JNL the S&P(R) Target 10 Fund
First Trust/JNL Global Target 15 Fund
First Trust/JNL Target 25 Fund
First Trust/JNL Target Small Cap Fund
First Trust/JNL Technology Sector Fund
First Trust/JNL Pharmaceutical & Healthcare Sector Fund
First Trust/JNL Financial Sector Fund
First Trust/JNL Energy Sector Fund
First Trust/JNL Leading Brands Fund
First Trust/JNL Communications Sector Fund